Exhibit 3.3

CERTIFICATE OF FORMATION

OF

BIG WEST GP, LLC

This Certificate of Formation of Big West GP, LLC (“LLC”), dated as of December 3, 2007, is being duly executed and filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.

1. Name. The name of the limited liability company is Big West GP, LLC.

2. Registered Office; Registered Agent. The address of the registered office of the LLC required to be maintained by Section 18-104 of the Act is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

The name and the address of the registered agent for service of process on the LLC required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

EXECUTED, as of the date written first above.

BIG WEST GP, LLC

By:	BIG WEST HOLDINGS, LLC
Its Sole Member

By:	BIG WEST OIL, LLC
Its Sole Member

	By:	/s/ Fred L. Greener
Fred L. Greener Executive Committee Chairman